Exhibit 99.2

FINANCIAL STATEMENTS

Q3, LLC

Board of Directors

Q3 LLC

Port Orange, Florida

Report of Independent Registered Public Accounting Firm

We have audited the balance sheet of Q3 LLC as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity and cash flows for the years ending December 31, 2010 and 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q3 LLC as of December 31, 2010 and 2009, the results of operations, stockholders’ equity and its cash flow for the years ending December 31, 2010 and 209 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ R.R. Hawkins & Associates International, a PC

July 21, 2011

Los Angeles, CA

11301 W. Olympic Blvd. #714

Los Angeles, CA 90064

T: 310.553.5707  F: 310.553.5337

www.rrhawkins.com

Q3, LLC
BALANCE SHEETS

ASSETS:	December 31,
	2010	2009

CURRENT ASSETS
Cash	$3,943	$37
Accounts receivable	-	9,000
Total current assets	3,943	9,037

TOTAL ASSETS	$3,943	$9,037

LIABILITIES AND STOCKHOLDER'S DEFICIT:

CURRENT LIABILITIES:
Accounts payable	800	727
Advances from affiliates	175,471	177,140
Total current liabilities	176,271	177,867
Total liabilities	176,271	177,867

STOCKHOLDERS' DEFICIT:
Class A stock, 25,000 authorized, par value $1,000 and no issued and outstanding as of December 31, 2010 and 2009
Class B stock, 8,000 authorized, no par value and $8,000 issued
and outstanding as of December 31, 2010 and 2009	8,000	8,000
Accumulated deficit	(3,180,327)	(3,176,830)
Additional paid in capital	3,000,000	3,000,000
Total stockholders' deficit	(172,327)	(168,830)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$3,943	$9,037

The accompanying notes are an integral part of these financial statements.

Q3, LLC
STATEMENTS OF OPERATION

	December 31,
	2010	2009

REVENUES:
Revenues	$9,000	$9,000

OPERATING EXPENSES:
General and administrative expenses	12,498	12,492
Total operating expenses	12,498	12,492
OPERATING LOSS	12,498	12,492

NET LOSS	$(3,498)	$(3,492)

NET LOSS PER SHARE:

Basic loss per share:	$(0.44)	$(0.44)

Weighted average of number of shares outstanding	8,000	8,000

The accompanying notes are an integral part of these financial statements.

Q3, LLC
STATEMENTS OF CASH FLOWS

	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(3,498)	$(3,492)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Common stock issued	-	-
Changes in assets and liabilities:
Accounts receivable	9,000	-
Accounts payable	73	727
Net cash provided (used) in operating activities	5,576	(2,765)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	-	-
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	-	-
Repayment to affiliates	(37,109)	(22,956)
Advances from affiliates	35,440	24,634
Net cash (used) provided by financing activities	(1,669)	1,678

INCREASE (DECREASE) IN CASH	3,907	(1,087)
CASH, BEGINNING OF PERIOD	37	1,124
CASH, END OF PERIOD	$3,943	$37

The accompanying notes are an integral part of these financial statements.

Q3, LLC
STATEMENT OF STOCKHOLDER' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2010

	Common Stock		Additional Paid	Accumulated
	Shares	Amount	In Capital	Deficit	Total

BALANCE AT JANUARY 1, 2009	8,000	8,000	3,000,000	(3,173,338)	(165,338)

Net loss	-	-	-	(3,492)	(3,492)
BALANCE AT DECEMBER 31, 2009	8,000	8,000	3,000,000	(3,176,830)	(168,830)

Net loss	-	-	-	(3,498)	(3,498)
BALANCE AT DECEMBER 31, 2010	8,000	$8,000	$3,000,000	$(3,180,327)	$(172,327)

The accompanying notes are an integral part of these financial statements.

Q3, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 and 2009

NOTE 1 – BACKGROUND

Q3, LLC (“The Company”) was formed in the state of Florida on February 15, 2007.  The Company develops medical software with tools and analytics to reduce costs while improving clinical performance, outcomes, predictive insight, and evidence-based best clinical processes.

NOTE 2 - GOING CONCERN ISSUES

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  However, the Company has year end losses from operations and had minimal revenues from operations in 2010 and 2009.  From inception through the year ended December 31, 2010, the Company has accumulated net losses of $3,180,327.  Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain Members.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, Management is planning to raise any necessary additional funds through loans and additional sales of Membership interests. There is no assurance that the Company will be successful in raising additional capital.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  Significant accounting policies are as follows:

Basis of Presentation

The Company has produced minimal revenue from its principal business and is a development stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development State Enterprises”.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 360 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

The Company recognizes revenues when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured.

Accounts Receivable

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company will maintain allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments for products. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped in categories by the amount of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged off against the allowance when it is probable the receivable will not be recovered the company has not allowance for doubtful accounts since the company has no history uncollectible accounts receivables.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2010, cash and cash equivalents include cash on hand and cash in the bank.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years
Leasehold improvements	5 Years

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, “Long-Lived Assets”, such as property, plant, and equipment, and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Goodwill and other intangible assets are tested for impairment.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated an impairment of long lived assets as of December 31, 2010.

Income Taxes

As a limited liability company, any taxable income or loss is passed through to our sole member.

Concentration of Credit Risk

The Company maintains its operating cash balances in banks located in Port Orange, Florida.  The Federal Depository Insurance Corporation (FDIC) insures accounts at each institution up to $250,000.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

The Company adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;
•

Level 2 – inputs to the valuation mythology include quoted prices for similar assets And liabilities in active markets, and inputs that are observable or the assets or Liabilities other than quoted prices, either directly or indirectly including inputs in Markets that are not considered to be active;

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Recent Accounting Pronouncements

No accounting standards or interpretations issued recently are expected to a have a material impact on the Company’s consolidated financial position, operations or cash flows.

NOTE 4 – SHARE CAPITAL

Q3, LLC was formed in Florida on February 15, 2007.  The Company has authorized 25,000 Class A Interests, par value $1,000 per interest, of which none are issued and outstanding.   The company has authorized 8,000 Class B Interests, of which 8,000 are issued and outstanding.

Holders of Class A Interests do not have any voting rights with respect to the operation of the Company unless specifically set forth in this Agreement.

Class B Interests membership interests in the Company which can only be owned by a Manager or his heirs or permitted assigns (without the consent of the Managers). Only the holders of Class B Interests shall be entitled to vote to elect or remove the Manager or on any other matters that come before the Members for their vote, except as specifically set forth therein.  If a holder of Class B Interests shall transfer them to a party other than a Manager (and assuming the other Manager shall agree to such transfer) the Class B Interests so transferred (other than to heirs) shall automatically convert to be Class A Interests.

The Company has no options or warrants issued or outstanding as of December 31, 2010.

NOTE 5 - INCOME TAXES

The Company’s taxable income or loss is passed through to its sole member.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company has entered into various consulting agreements with outside consultants but the agreements are not material to the financial statements.

The Members understand that the Company has committed to Landon Feazell that either Mr. Feazell and or trust designated by him or his heirs will receive 50% of any profits generated by the Company in the sale by the Company of the any of its products or derivative products such time as Mr. Feazell (or, as the case may be his designated company and/or trust) has received a total of $3 million in profits.  The remaining 50% will be retained by the Company.  This will have the result of reducing the profit of the Company attributable to Members in the Company; however, it is in return for Mr. Feazell arranging for the assignment of the rights to that the core products and essential intellectual property developed by him and his predecessor companies to the Company.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company is managed by its managers.  Advances are from the sole shareholder, Landon Feazell, do not bear interest and is due upon demand.  There is no principal and interest due on a monthly basis.   This is a related party note had a balance of $175,471 as of December 31, 2010.

NOTE 8 - REVENUE CONCENTRATIONS

Our revenues have been to one customer for the year ended December 31, 2009 and 2010.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through the date these financial statements were available to be issued.

The Company is in the process of merging with and into Quture, whereby Quture would be the legal acquirer and the Company would be the accounting acquirer.

On April 25, 2011, Quture signed a non-binding Letter of Intent (“LOI”), whereby Techs Loanstar, Inc. (“Techs”) would acquire 100% of the outstanding capital stock of Quture. Quture and Techs are moving toward the signing of a definitive agreement (the “Agreement”). Closing of the transaction is subject to customary conditions including, among other things, the negotiation and execution of definitive agreements and the related schedules as well as the approval of both companies’ board of directors and any necessary stockholder or regulatory approval.